EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, Chairman and Chief Executive Officer (814) 726-2140
Ronald J. Seiffert, President and Chief Operating Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2018 Earnings and Quarterly Dividend

Warren, Pennsylvania — April 18, 2018

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2018 of $25.0 million, or $0.24 per diluted share. This represents an increase of $7.3 million, or 40.8%, compared to the same quarter last year when net income was $17.7 million or $0.17 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2018 were 8.40% and 1.08% compared to 6.15% and 0.75% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.17 per share payable on May 17, 2018, to shareholders of record as of May 3, 2018. This is the 94th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of March 31, 2018, this represents an annualized dividend yield of approximately 4.1%.

In making this announcement, William J. Wagner, Chairman and CEO, noted, "We are pleased that the strategies employed over the past two years to simplify our business model and focus on our core competencies had a noticeable impact on our first quarter operating results. Primarily as a result of the divestiture last year of both our Maryland offices and retirement services business, combined with the closure of our consumer finance subsidiary, operating expenses in the first quarter of 2018 decreased $4.2 million or almost 6% over the previous year. With a greater focus on our core competencies of lending and deposit gathering, we were pleased to realize net loan growth in the first quarter of $88.9 million, or 4.4% on an annualized basis. In addition, deposits grew this quarter by $158.5 million, or 8.1%, on an annualized basis, with $102.7 million of that growth coming from checking accounts. Finally, due primarily to the combined decreases in operating expenses and income taxes, with the latter attributable to the Tax Cuts and Jobs Act in December 2017, our annualized return on assets for the quarter was 1.08%, the first time in recent history that core earnings exceeded 1.00% of assets.”

Net interest income increased by $1.2 million, or 1.5%, to $81.8 million for the quarter ended March 31, 2018, from $80.6 million for the quarter ended March 31, 2017. This increase is due primarily to a $2.4 million, or 3.0%, increase in interest income on loans receivable and a $791,000, or 35.6%, increase in interest income on mortgage-backed securities. These increases were primarily the result of increases in the average balance of loans receivable and mortgage-backed securities of $116.8 million and $86.4 million, respectively. Additionally, the average yield on loans receivable and mortgage-backed securities increased by seven and 28 basis points, respectively. Partially offsetting these improvements was an increase in interest expense on deposits of $993,000, or 18.2%, due to the recent increase in market interest rates. The net impact of these changes caused the Company's net interest margin to increase to 3.72% for the quarter ended March 31, 2018 from 3.62% for the same quarter last year.

     The provision for loan losses decreased by $428,000, or 9.2%, to $4.2 million for the quarter ended March 31, 2018, from $4.6 million for the quarter ended March 31, 2017. This decrease is due primarily to the improvement in the historical loss rates for commercial loans when compared to last year. Additionally, reserves in the first half of 2017 were elevated in connection with the closure of the Company's consumer finance subsidiary. Also, total nonaccrual loans decreased to $58.7 million, or 0.74% of total loans at March 31, 2018 from $73.3 million, or 0.97% of total loans, at March 31, 2017.

Noninterest income increased by $284,000, or 1.3%, to $21.8 million for the quarter ended March 31, 2018, from $21.5 million for the quarter ended March 31, 2017. Contributing to this increase was an increase in other operating income of $857,000, or 59.9%, which is primarily attributable to the growth in fee income associated with commercial lending activity. Partially offsetting this improvement was an increase in loss on real estate owned of $479,000, or 714.9%, to $546,000 for the current quarter compared to $67,000 for the prior year's quarter, primarily as a result of the sale of one commercial property.

Noninterest expense decreased by $4.2 million, or 5.9%, to $67.4 million for the quarter ended March 31, 2018, from $71.6 million for the quarter ended March 31, 2017. This decrease resulted primarily from a $1.8 million, or 4.6%, decrease in compensation and employee benefits due primarily to restructuring that occurred during 2017, including the closure of the Company's consumer finance subsidiary and the sale of the Company's three Maryland offices and retirement services business. Additionally, office operations decreased by $814,000, or 19.3%, due primarily to internal initiatives designed to reduce customer fraud related losses.

Income tax expense decreased by $1.2 million, or 13.8%, despite an increase in income before taxes of $6.1 million, or 23.7%. As a result of the enactment of the Tax Cuts and Jobs Act in December 2017, the Company's effective tax rate, which includes both federal and state income taxes, decreased to 21.7% for the quarter ended March 31, 2018 from 31.2% for last year's quarter.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 162 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York and Ohio. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Cash and cash equivalents	$192,158	77,710	431,948
Marketable securities available-for-sale (amortized cost of $771,110, $800,094 and $874,446, respectively)	757,976	792,535	876,047
Marketable securities held-to-maturity (fair value of $27,324, $29,667 and $42,285, respectively)	27,709	29,678	41,888
Total cash and cash equivalents and marketable securities	977,843	899,923	1,349,883

Residential mortgage loans held for sale	—	3,128	1,595
Residential mortgage loans	2,772,148	2,773,075	2,704,474
Home equity loans	1,288,361	1,310,355	1,305,394
Consumer loans	686,038	671,389	643,105
Commercial real estate loans	2,512,257	2,454,726	2,378,474
Commercial loans	623,463	580,736	530,046
Total loans receivable	7,882,267	7,793,409	7,563,088
Allowance for loan losses	(55,211)	(56,795)	(61,104)
Loans receivable, net	7,827,056	7,736,614	7,501,984

Assets held-for-sale	—	—	150,940
Federal Home Loan Bank stock, at cost	7,694	11,733	7,362
Accrued interest receivable	23,051	23,352	20,945
Real estate owned, net	4,041	5,666	6,242
Premises and Equipment, net	148,184	151,944	159,823
Bank owned life insurance	172,537	171,547	172,516
Goodwill	307,420	307,420	307,420
Other intangible assets	24,149	25,669	30,684
Other assets	29,004	30,066	23,724
Total assets	$9,520,979	9,363,934	9,731,523

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,679,853	1,610,409	1,530,026
Interest-bearing demand deposits	1,476,177	1,442,928	1,448,503
Money market deposit accounts	1,707,837	1,707,450	1,827,028
Savings deposits	1,701,022	1,653,579	1,685,103
Time deposits	1,420,600	1,412,623	1,495,095
Total deposits	7,985,489	7,826,989	7,985,755

Liabilities held-for-sale	—	—	220,627
Borrowed funds	104,558	108,238	137,191
Advances by borrowers for taxes and insurance	43,654	40,825	40,470
Accrued interest payable	528	460	586
Other liabilities	60,283	68,485	58,118
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,305,725	8,156,210	8,553,960

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 102,599,662 shares, 102,394,828 shares and 101,987,942 shares issued and outstanding, respectively	1,026	1,027	1,020
Paid-in-capital	734,065	730,719	723,055
Retained earnings	522,384	508,058	480,309
Accumulated other comprehensive loss	(42,221)	(32,080)	(26,821)
Total shareholders’ equity	1,215,254	1,207,724	1,177,563
Total liabilities and shareholders’ equity	$9,520,979	9,363,934	9,731,523

Equity to assets	12.76%	12.90%	12.10%
Tangible common equity to assets	9.62%	9.68%	8.94%
Book value per share	$11.84	11.79	11.55
Tangible book value per share	$8.61	8.54	8.23
Closing market price per share	$16.56	16.73	16.84
Full time equivalent employees	2,105	2,106	2,328
Number of banking offices	172	172	176

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Interest income:
Loans receivable	$85,220	87,154	85,373	84,714	82,751
Mortgage-backed securities	3,013	3,016	3,118	2,987	2,222
Taxable investment securities	678	805	957	981	1,006
Tax-free investment securities	390	449	476	529	569
FHLB dividends	97	78	63	50	59
Interest-earning deposits	135	59	244	536	660
Total interest income	89,533	91,561	90,231	89,797	87,267

Interest expense:
Deposits	6,458	5,971	5,795	5,826	5,465
Borrowed funds	1,308	1,350	1,199	1,240	1,225
Total interest expense	7,766	7,321	6,994	7,066	6,690

Net interest income	81,767	84,240	83,237	82,731	80,577
Provision for loan losses	4,209	6,525	3,027	5,562	4,637
Net interest income after provision for loan losses	77,558	77,715	80,210	77,169	75,940

Noninterest income:
Gain/ (loss) on sale of investments	153	(369)	1,497	3	17
Service charges and fees	11,899	12,527	12,724	12,749	11,717
Trust and other financial services income	4,031	4,290	4,793	4,600	4,304
Insurance commission income	2,749	1,874	1,992	2,353	2,794
Loss on real estate owned, net	(546)	(307)	(193)	(230)	(67)
Income from bank owned life insurance	990	2,295	1,078	1,652	1,068
Mortgage banking income	224	225	519	434	240
Gain on sale of offices	—	—	—	17,186	—
Other operating income	2,288	2,370	2,184	2,730	1,431
Total noninterest income	21,788	22,905	24,594	41,477	21,504

Noninterest expense:
Compensation and employee benefits	36,510	39,293	36,556	38,175	38,272
Premises and occupancy costs	7,307	7,293	6,951	7,103	7,516
Office operations	3,408	4,011	3,939	4,170	4,222
Collections expense	512	1,179	568	553	549
Processing expenses	9,706	9,888	9,650	9,639	9,909
Marketing expenses	2,140	2,125	2,488	2,846	2,148
Federal deposit insurance premiums	717	724	771	856	1,167
Professional services	2,277	2,945	2,321	2,452	2,575
Amortization of intangible assets	1,520	1,575	1,691	1,749	1,749
Real estate owned expense	292	195	310	217	282
Restructuring/ acquisition expense	—	164	1,398	2,634	223
Other expense	3,032	2,504	2,156	2,868	3,034
Total noninterest expense	67,421	71,896	68,799	73,262	71,646
Income before income taxes	31,925	28,724	36,005	45,384	25,798

Income tax expense	6,940	6,576	12,414	14,402	8,052
Net income	$24,985	22,148	23,591	30,982	17,746

Basic earnings per share	$0.25	0.22	0.23	0.31	0.18
Diluted earnings per share	$0.24	0.22	0.23	0.30	0.17

Weighted average common shares outstanding - basic	101,598,928	101,293,307	101,163,534	100,950,772	100,653,277
Weighted average common shares outstanding - diluted	103,136,497	102,643,726	102,564,476	102,449,693	102,480,549

Annualized return on average equity	8.40%	7.31%	7.81%	10.48%	6.15%
Annualized return on average assets	1.08%	0.94%	0.99%	1.30%	0.75%
Annualized return on tangible common equity	11.47%	10.05%	10.74%	14.44%	8.57%

Efficiency ratio *	63.64%	65.48%	60.94%	64.36%	68.25%
Annualized noninterest expense to average assets *	2.84%	2.97%	2.76%	2.89%	2.94%

* Excludes gain on sale of offices, restructuring/ acquisition expenses, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Nonaccrual loans current:
Residential mortgage loans	$123	70	318	841	1,864
Home equity loans	269	615	439	158	1,244
Consumer loans	178	317	260	379	633
Commercial real estate loans	11,355	10,080	10,646	16,189	13,347
Commercial loans	2,381	4,178	4,098	5,262	5,335
Total nonaccrual loans current	$14,306	15,260	15,761	22,829	22,423

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,290	509	200	181	1,001
Home equity loans	232	167	466	164	328
Consumer loans	224	239	200	169	218
Commercial real estate loans	975	1,928	597	474	1,970
Commercial loans	140	25	—	32	328
Total nonaccrual loans delinquent 30 days to 59 days	$2,861	2,868	1,463	1,020	3,845

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$755	703	892	896	704
Home equity loans	465	874	499	326	408
Consumer loans	224	500	405	342	242
Commercial real estate loans	399	1,104	5,895	2,233	540
Commercial loans	80	69	3	—	23
Total nonaccrual loans delinquent 60 days to 89 days	$1,923	3,250	7,694	3,797	1,917

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$10,660	13,509	11,785	11,637	11,911
Home equity loans	6,707	7,251	6,295	5,744	6,194
Consumer finance loans	3	199	332	536	471
Consumer loans	2,931	3,617	3,244	2,273	2,888
Commercial real estate loans	16,145	15,361	22,583	21,295	20,897
Commercial loans	3,144	3,140	4,177	3,642	2,744
Total nonaccrual loans delinquent 90 days or more	$39,590	43,077	48,416	45,127	45,105

Total nonaccrual loans	$58,680	64,455	73,334	72,773	73,290

Total nonaccrual loans	$58,680	64,455	73,334	72,773	73,290
Loans 90 days past maturity and still accruing	210	502	398	182	265
Nonperforming loans	58,890	64,957	73,732	72,955	73,555
Real estate owned, net	4,041	5,666	5,462	6,030	6,242
Nonperforming assets	$62,931	70,623	79,194	78,985	79,797

Nonaccrual troubled debt restructuring *	$11,217	12,285	17,809	17,873	18,273
Accruing troubled debt restructuring	19,749	19,819	20,660	23,987	25,305
Total troubled debt restructuring	$30,966	32,104	38,469	41,860	43,578

Nonperforming loans to total loans	0.75%	0.83%	0.95%	0.95%	0.97%
Nonperforming assets to total assets	0.66%	0.75%	0.84%	0.83%	0.82%
Allowance for loan losses to total loans	0.70%	0.73%	0.74%	0.82%	0.81%
Allowance for loan losses to nonperforming loans	93.75%	87.43%	77.16%	86.20%	83.07%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At March 31, 2018	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,755,078	—	17,070	—	—	2,772,148
Home equity loans	1,279,137	—	9,224	—	—	1,288,361
Consumer loans	682,433	—	3,605	—	—	686,038
Total Personal Banking	4,716,648	—	29,899	—	—	4,746,547
Commercial Banking:
Commercial real estate loans	2,256,054	57,690	198,513	—	—	2,512,257
Commercial loans	557,613	19,147	46,703	—	—	623,463
Total Commercial Banking	2,813,667	76,837	245,216	—	—	3,135,720
Total loans	$7,530,315	76,837	275,115	—	—	7,882,267

At December 31, 2017
Personal Banking:
Residential mortgage loans	$2,758,465	—	17,738	—	—	2,776,203
Home equity loans	1,300,277	—	10,078	—	—	1,310,355
Consumer loans	666,629	—	4,760	—	—	671,389
Total Personal Banking	4,725,371	—	32,576	—	—	4,757,947
Commercial Banking:
Commercial real estate loans	2,216,326	83,537	154,863		—	2,454,726
Commercial loans	511,035	19,297	50,404		—	580,736
Total Commercial Banking	2,727,361	102,834	205,267	—	—	3,035,462
Total loans	$7,452,732	102,834	237,843	—	—	7,793,409

At September 30, 2017
Personal Banking:
Residential mortgage loans	$2,725,060	—	18,166	—	—	2,743,226
Home equity loans	1,302,036	—	11,399	—	—	1,313,435
Consumer loans	669,532	—	4,388	—	—	673,920
Total Personal Banking	4,696,628	—	33,953	—	—	4,730,581
Commercial Banking:
Commercial real estate loans	2,196,510	56,118	146,258	—	—	2,398,886
Commercial loans	526,824	18,924	50,923	—	—	596,671
Total Commercial Banking	2,723,334	75,042	197,181	—	—	2,995,557
Total loans	$7,419,962	75,042	231,134	—	—	7,726,138

At June 30, 2017
Personal Banking:
Residential mortgage loans	$2,718,866	—	16,916	—	—	2,735,782
Home equity loans	1,307,022	—	8,699	—	—	1,315,721
Consumer loans	655,149	—	2,976	—	—	658,125
Total Personal Banking	4,681,037	—	28,591	—	—	4,709,628
Commercial Banking:
Commercial real estate loans	2,178,996	67,826	149,841	—	—	2,396,663
Commercial loans	521,520	10,269	48,657	—	—	580,446
Total Commercial Banking	2,700,516	78,095	198,498	—	—	2,977,109
Total loans	$7,381,553	78,095	227,089	—	—	7,686,737

At March 31, 2017
Personal Banking:
Residential mortgage loans	$2,673,678	—	16,866	—	—	2,690,544
Home equity loans	1,311,707	—	9,212	—	—	1,320,919
Consumer loans	639,574	—	3,531	—	—	643,105
Total Personal Banking	4,624,959	—	29,609	—	—	4,654,568
Commercial Banking:
Commercial real estate loans	2,187,545	48,189	142,740	—	—	2,378,474
Commercial loans	474,662	12,226	43,158	—	—	530,046
Total Commercial Banking	2,662,207	60,415	185,898	—	—	2,908,520
Total loans	$7,287,166	60,415	215,507	—	—	7,563,088

* Includes $7.9 million $8.6 million, $8.9 million, $9.7 million, and $12.4 million of acquired loans at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.
** Includes $45.2 million, $46.7 million, $48.2 million, $44.8 million, and $45.3 million of acquired loans at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	March 31, 2018		*	December 31, 2017		*	September 30, 2017		*	June 30, 2017		*	March 31, 2017		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	319	$27,403	1.0%	317	$25,784	0.9%	44	$2,771	0.1%	64	$2,893	0.1%	280	$22,254	0.8%
Home equity loans	200	7,406	0.6%	218	7,461	0.6%	191	7,330	0.6%	111	4,058	0.3%	125	4,586	0.4%
Consumer finance loans	477	1,288	10.3%	849	2,128	11.4%	1,045	3,065	11.4%	581	1,785	4.1%	308	947	1.8%
Consumer loans	871	8,252	1.2%	1,295	10,912	1.7%	1,119	9,510	1.5%	818	6,793	1.1%	714	6,210	1.1%
Commercial real estate loans	58	20,303	0.8%	53	8,315	0.3%	27	5,753	0.2%	38	4,629	0.2%	60	9,364	0.4%
Commercial loans	35	2,912	0.5%	26	1,865	0.3%	16	746	0.1%	20	1,378	0.2%	29	2,304	0.4%
Total loans delinquent 30 days to 59 days	1,960	$67,564	0.9%	2,758	$56,465	0.7%	2,442	$29,175	0.4%	1,632	$21,536	0.3%	1,516	$45,665	0.6%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	21	$1,943	0.1%	75	$6,235	0.2%	84	$7,196	0.3%	72	$6,320	0.2%	28	$1,594	0.1%
Home equity loans	52	2,040	0.2%	72	2,871	0.2%	73	2,390	0.2%	44	1,522	0.1%	36	1,145	0.1%
Consumer finance loans	109	233	1.9%	412	1,113	6.0%	831	2,190	8.1%	276	759	1.7%	164	475	0.9%
Consumer loans	296	2,259	0.3%	463	3,351	0.5%	473	3,283	0.5%	347	2,475	0.4%	266	1,766	0.3%
Commercial real estate loans	23	1,809	0.1%	25	2,539	0.1%	22	7,666	0.3%	14	3,368	0.1%	19	3,034	0.1%
Commercial loans	7	196	—%	10	441	0.1%	9	196	—%	9	199	—%	10	499	0.1%
Total loans delinquent 60 days to 89 days	508	$8,480	0.1%	1,057	$16,550	0.2%	1,492	$22,921	0.3%	762	$14,643	0.2%	523	$8,513	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	127	$10,791	0.4%	158	$13,890	0.5%	143	$12,190	0.4%	145	$12,053	0.4%	139	$12,326	0.5%
Home equity loans	148	6,750	0.5%	177	7,349	0.6%	150	6,397	0.5%	126	5,800	0.4%	143	6,258	0.5%
Consumer finance loans	7	3	—%	74	199	1.1%	124	332	1.2%	188	536	1.2%	169	471	0.9%
Consumer loans	659	2,939	0.4%	719	3,627	0.6%	428	3,254	0.5%	299	2,285	0.4%	363	2,901	0.5%
Commercial real estate loans	106	16,723	0.7%	109	16,284	0.7%	113	23,310	1.0%	108	22,044	0.9%	106	23,009	1.0%
Commercial loans	35	3,144	0.5%	37	3,140	0.5%	45	4,177	0.7%	39	3,642	0.6%	39	2,744	0.5%
Total loans delinquent 90 days or more	1,082	$40,350	0.5%	1,274	$44,489	0.6%	1,003	$49,660	0.6%	905	$46,360	0.6%	959	$47,709	0.6%

Total loans delinquent	3,550	$116,394	1.5%	5,089	$117,504	1.5%	4,937	$101,756	1.3%	3,299	$82,539	1.1%	2,998	$101,887	1.3%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $760,000, $1.4 million, $1.2 million, $1.2 million, and $2.6 million at March 31,2018, December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Beginning balance	$56,795	56,927	62,885	61,104	60,939
Provision	4,209	6,525	3,027	5,562	4,637
Charge-offs residential mortgage	(201)	(162)	(215)	(372)	(290)
Charge-offs home equity	(611)	(393)	(528)	(689)	(649)
Charge-offs consumer finance	(1,553)	(2,900)	(3,891)	(782)	(796)
Charge-offs consumer	(3,249)	(3,322)	(3,002)	(2,735)	(2,864)
Charge-offs commercial real estate	(551)	(1,470)	(1,901)	(329)	(474)
Charge-offs commercial	(1,025)	(785)	(509)	(929)	(1,267)
Recoveries	1,397	2,375	1,061	2,055	1,868
Ending balance	$55,211	56,795	56,927	62,885	61,104

Net charge-offs to average loans, annualized	0.30%	0.34%	0.47%	0.20%	0.23%

	March 31, 2018
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,663,578	3,724	108,570	89	2,772,148	3,813
Home equity loans	1,040,328	3,717	248,033	728	1,288,361	4,445
Legacy consumer finance loans	12,453	3,031	—	—	12,453	3,031
Consumer loans	588,145	9,140	85,440	807	673,585	9,947
Personal Banking Loans	4,304,504	19,612	442,043	1,624	4,746,547	21,236

Commercial real estate loans	2,235,244	20,218	277,013	3,430	2,512,257	23,648
Commercial loans	564,249	9,293	59,214	1,034	623,463	10,327
Commercial Banking Loans	2,799,493	29,511	336,227	4,464	3,135,720	33,975

Total Loans	$7,103,997	49,123	778,270	6,088	7,882,267	55,211

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2018			December 31, 2017			September 30, 2017			June 30, 2017			March 31, 2017
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,756,142	27,973	4.12%	$2,746,992	28,373	4.13%	$2,732,546	28,279	4.14%	$2,721,445	28,245	4.15%	$2,718,904	27,309	4.02%
Home equity loans	1,298,780	14,786	4.62%	1,312,146	15,187	4.59%	1,299,473	14,694	4.49%	1,311,274	14,344	4.39%	1,332,647	14,201	4.32%
Consumer loans	637,691	7,450	4.74%	633,023	8,004	5.02%	617,754	7,627	4.90%	595,170	7,405	4.99%	580,836	7,219	5.04%
Consumer finance loans	15,254	768	20.14%	22,469	1,151	20.32%	33,469	1,433	17.13%	40,945	2,110	20.61%	46,452	2,482	21.37%
Commercial real estate loans	2,471,422	27,384	4.43%	2,442,528	28,251	4.53%	2,389,969	27,234	4.46%	2,430,594	27,071	4.41%	2,456,070	26,562	4.33%
Commercial loans	595,276	7,160	4.81%	588,420	6,739	4.48%	593,143	6,659	4.39%	554,506	6,087	4.34%	522,847	5,515	4.22%
Total loans receivable (a) (b) (d)	7,774,565	85,521	4.46%	7,745,578	87,705	4.49%	7,666,354	85,926	4.45%	7,653,934	85,262	4.47%	7,657,756	83,288	4.41%
Mortgage-backed securities (c)	558,055	3,013	2.16%	581,055	3,016	2.08%	607,454	3,118	2.05%	592,917	2,987	2.02%	471,674	2,222	1.88%
Investment securities (c) (d)	256,287	1,172	1.83%	301,268	1,495	1.98%	352,813	1,690	1.92%	372,398	1,796	1.93%	377,819	1,881	1.99%
FHLB stock	9,354	97	4.21%	10,066	78	3.07%	7,748	63	3.23%	7,602	50	2.64%	7,305	59	3.28%
Other interest-earning deposits	34,200	135	1.58%	13,515	59	1.71%	71,482	243	1.33%	208,141	536	1.02%	294,391	660	0.90%
Total interest-earning assets	8,632,461	89,938	4.23%	8,651,482	92,353	4.24%	8,705,851	91,040	4.15%	8,834,992	90,631	4.11%	8,808,945	88,110	4.06%
Noninterest earning assets (e)	779,812			709,753			755,026			716,913			799,569
Total assets	$9,412,273			$9,361,235			$9,460,877			$9,551,905			$9,608,514

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,670,491	749	0.18%	$1,655,798	763	0.18%	$1,681,777	776	0.18%	$1,714,290	768	0.18%	$1,702,528	755	0.18%
Interest-bearing demand deposits	1,419,459	603	0.17%	1,419,352	331	0.09%	1,435,143	297	0.08%	1,451,787	283	0.08%	1,422,284	116	0.03%
Money market deposit accounts	1,706,800	1,053	0.25%	1,734,444	1,017	0.23%	1,789,082	1,048	0.23%	1,839,693	1,064	0.23%	1,879,292	1,074	0.23%
Time deposits	1,415,247	4,053	1.16%	1,421,569	3,860	1.08%	1,449,830	3,674	1.01%	1,518,650	3,711	0.98%	1,573,574	3,520	0.91%
Borrowed funds (f)	133,231	124	0.38%	159,599	187	0.46%	106,282	49	0.18%	126,685	55	0.17%	136,872	58	0.17%
Junior subordinated debentures	111,213	1,184	4.26%	111,213	1,163	4.09%	111,213	1,150	4.05%	111,213	1,185	4.22%	111,213	1,167	4.20%
Total interest-bearing liabilities	6,456,441	7,766	0.49%	6,501,975	7,321	0.45%	6,573,327	6,994	0.42%	6,762,318	7,066	0.42%	6,825,763	6,690	0.40%
Noninterest-bearing demand deposits (g)	1,606,247			1,599,834			1,573,112			1,544,953			1,506,268
Noninterest bearing liabilities	143,608			57,956			116,021			59,277			106,578
Total liabilities	8,206,296			8,159,765			8,262,460			8,366,548			8,438,609
Shareholders’ equity	1,205,977			1,201,470			1,198,417			1,185,357			1,169,905
Total liabilities and shareholders’ equity	$9,412,273			$9,361,235			$9,460,877			$9,551,905			$9,608,514
Net interest income/ Interest rate spread		82,172	3.74%		85,032	3.79%		84,046	3.73%		83,565	3.69%		81,420	3.66%
Net interest-earning assets/ Net interest margin	$2,176,020		3.86%	$2,149,507		3.93%	$2,132,524		3.86%	$2,072,674		3.78%	$1,983,182		3.75%
Ratio of interest-earning assets to interest-bearing liabilities	1.34X			1.33X			1.32X			1.31X			1.29X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.33%, 0.30%, 0.29%,0.29 % and 0.27%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.45%, 4.46%, 4.42%, 4.44% and 4.38%, respectively, Investment securities - 1.67%, 1.66%, 1.62%, 1.62% and 1.67%, respectively, Interest-earning assets - 4.21%, 4.20%, 4.11%, 4.08% and 4.02%, respectively. GAAP basis net interest rate spreads were 3.72%, 3.75%, 3.69%, 3.66% and 3.62%, respectively, and GAAP basis net interest margins were 3.84%, 3.89%, 3.82%, 3.75% and 3.71%, respectively.